ATTORNEY'S FEE AGREEMENT
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  THIS IS A CONTRACT FOR PROFESSIONAL LEGAL SERVICES AND IS
  SUBJECT TO BINDING ARBITRATION.
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  WHEREAS, PANGEA PETROLEUM CORPORATION, hereinafter called
  "Client", has requested that Roger N. Schmidt, Attorney
  at Law, (hereinafter referred to as the "Attorney"), (and Associates to be determined by Attorney), to provide professional legal services to and on behalf of Client
  regarding the matters set forth on Exhibit "A"; and,
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  WHEREAS, Attorney has agreed to provide said professional legal services to the Client on such matters and such
  other matters as the Client may request, including those particularly set forth on Exhibit "A".
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       NOW THEREFORE, in consideration of the mutual
  promises and agreements set forth herein, the parties
  hereto agree as follows:
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  1.     Client hereby engages Attorney, and such
  Associates or Co-Counsel as Attorney, in his sole
  opinion, may require or engage, as legal Counsel for the
  filing and handling of such matters set forth on Exhibit
  "A", and incidental or related matters as may be assigned
  to the Attorney from time to time.
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  2.     Attorney agrees to act as legal Counsel for Client
  for the matters so engaged, subject to the terms set
  forth herein.  However, Attorney may withdraw from
  representation of Client on any matter that Attorney may
  deem himself unqualified or unable to represent the
  Client.
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  3.     Client agrees to pay Attorney such fees as
  Attorney may reasonably charge as determined in
  accordance herewith.  Attorney shall determine the fees
  in consideration of the value of the services rendered.
  In determining his fee, the Attorney shall base his fee
  on results obtained, novelty and difficulty of the
  matters handled, skill or expertise required, time
  requirements (including time constraints on the Attorney
  that prevented him from handling other matters), amount
  involved, experience, undesirability of the case, nature
  and length of the professional relationship with the
  Client, and fees in similar cases and such other matters
  that should be considered by Attorneys handling similar
  matters.  It is specifically agreed, that as a minimum,
  the fee charged shall be at least equal to the regular
  and usual hourly charges of the Attorney or his
  associates for the time expended, together with all and
  any costs expended by Attorney in connection with the representation undertaken. The present usual hourly rate charged by Attorney is $250.00.  Client shall pay to
  Attorney within ten (10) days of rendition of a statement
  by Attorney, the fee charged by the Attorney and costs
  expended.  The Attorney may charge the billing to the
  Retainer and the Client shall thereupon replenish the
  retainer.
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  4.     Attorney agrees to maintain written records of the
  time and effort or costs incurred or expended by him and
  other counsel on behalf of Client, which records shall be available to Client upon request. "Costs" shall include, among those items normally considered to be "costs", the
  actual sum or sums paid or incurred by Attorney for or on
  behalf of Client for depositions, document production, photocopying, facsimile transmission, long distance telephone, postage, delivery service, filing fees,
  publication costs, bond premiums, computer time and
  charges, electronic database and communications costs,
  library charges, parking charges, transportation and
  lodging, as well as costs incurred or paid to Associated
  Counsel, special employees or overtime wages paid to
  regular employees, and paralegal or technical employees.
  Costs shall be billed at the amount actually incurred to
  third party providers, or if the cost is incurred "in-
  house", at the usual and regular charges of the service
  provided made to other like clients or according to the
  fee and charge schedule published or utilized from time
  to time by the Attorney (which at the present time is the
  same as used by Corporate Offices).
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  5.     Attorney agrees to perform legal services for
  Client in conformity with and subject to the laws and
  regulations of the United States and the State of Texas
  (or its municipalities) and the canons of ethics of the
  State Bar of Texas.  Attorney does not guarantee any
  results.  This Agreement or the payment of fees hereunder
  may be subject to approval by a Court of appropriate
  jurisdiction if required by law, and, if Bankruptcy
  related, shall comply with the provisions of the
  Bankruptcy Code and applicable regulations.
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  6.     This agreement may not be amended except by
  written instrument signed by both parties hereto.
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  7.     This Agreement is for the sole benefit of the
  Client, and such Agreement shall not be assigned.  This
  Agreement is also for the benefit of the undersigned
  Attorney, and such persons or entities as he may engage
  to assist him in the performance of his responsibilities hereunder. Client may refuse the services to be rendered by any person or entity selected by Attorney by sending
  written notice (as provided herein), but such refusal
  shall not release Client from liability to pay Attorney
  in accordance with Paragraph 3, for such services then
  previously rendered by such refused person or entity
  after the date of delivery of the written notice.
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  8.     Either party upon the terminating party delivering
  written notice to the other party may terminate this
  Agreement.  All written notices shall be mailed to the
  intended recipient via certified mail, postage prepaid
  with return receipt requested deposited in a proper
  receptacle of the United States Postal Service or its
  successors.  Said notice shall be addressed to the
  intended recipient.  A written notice sent in conformity
  with this provision shall be deemed delivered as of the
  date shown "delivered" on the return receipt.  If no
  delivery date is shown on the return receipt, then
  delivery shall be conclusively presumed to be the date
  that the return receipt is returned by the Postal
  Service.  Upon termination, sender shall be released from
  all responsibility or liability herein except as provided
  herein:
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       a.     Client shall pay Attorney such unpaid amounts
  incurred for or on behalf of Client by Attorney provided
  in Paragraph 3 above.
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       b.     Attorney shall be responsible to deliver to
  Client, if the provisions of Paragraph 8(a) are met, all
  of Client's records, documents, and written materials
  (excluding written correspondence, and such copies of the
  said materials as Attorney may require) and Attorney
  shall be subject to any liability, if any, previously
  incurred by him.  Until and unless Client fulfills the
  provisions of Paragraph 8(a), Attorney shall have a
  security interest in and to all of Client's papers,
  documents, records and files in the possession of
  Attorney.
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  9.     Client shall deposit with Attorney a retainer as
  set forth on Exhibit "A", hereby incorporated herein.
  Attorney may use said retainer and commingle it with its operating funds. Attorney shall not be liable for interest on any unearned portion of said retainer.  The
  Attorney may bill his fees and costs to the Retainer
  provided by the Client and the Client shall replenish the Retainer to the extent that funds have been applied to the billings.  Attorney shall have a security interest in
  the Retainer.
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  10.    Binding Arbitration: As concluded by the parties
  hereto, any controversy between the parties hereto
  involving any dispute or claim by, through or under, or
  the construction or application of any terms, covenants,
  or conditions of this Agreement, shall on the written
  request of one party served upon the other, be submitted
  to arbitration, and such arbitration shall comply with
  and be governed by the provisions of the Federal
  Arbitration Act as it may be amended; provided, that
  arbitration shall be conducted in Harris County, Texas
  and be conducted by the American Arbitration Association
  ("AAA").  The FAA rules shall apply, and the AAA rules
  shall apply if not in conflict with the FAA rules.  All
  evidence shall be subject to the Federal Rules of Civil
  Procedure.
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                   NOTICE TO CLIENTS
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  The State Bar of Texas investigates and prosecutes
  professional misconduct committed by Texas Attorneys.
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  Although not every complaint against or dispute with a
  lawyer involves professional misconduct, the State Bar
  Office of General Counsel will provide you with
  information how to file a complaint.  For more
  information, please call 1/800/932-1900.  This is a toll-
  free phone call.
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  EXECUTED at Houston, Texas, this the        day of    ,
  2000.
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
  ATTORNEY:                                 CLIENT:
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  LAW OFFICE OF ROGER N. SCHMIDT            PANGEA PETROLEUM CORP.
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  /s/ Roger N. Schmidt                      /s/ Charles B. Pollock
  ----------------------                    -----------------------
  Roger N. Schmidt,                         Charles B. Pollock,
  P O Box 22254                             CEO
  Houston, Texas  77227-2254
  Tel:
  Fax:
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                       EXHIBIT "A"
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  1.     AMOUNT OF RETAINER:          15,000 shares of the
  Common Stock of Pangea Petroleum Corporation subject to
  the provisions of Regulation S-8 Registration.
  2.     SERVICES TO BE RENDERED:     General Corporate
  Counsel
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